Exhibit 3.15

AMENDED AND RESTATED BYLAWS

OF

MILTEC CORPORATION

ARTICLE 1

OFFICES

The principal office of the Corporation shall be located in Huntsville, Alabama. The Corporation may have such other offices, within and without the State of Alabama, as the Board of Directors may determine or as the business of the Corporation may require.

The registered office of the Corporation, required by the Alabama Business Corporation Act to be maintained in the State of Alabama, may but need not be the same as its principal office in the State of Alabama. The address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

2.1 Place. Except as otherwise provided herein, all meetings of the Stockholders shall be held, at such place as may be fixed from time to time by the President, or at such other place either within or without the State of Alabama as shall be designated from time to time by the President and stated in the notice of the meeting.

2.2 Annual Meetings. Annual meetings of the Stockholders shall be held at such time designated by the Chairman of the Board or, if the Chairman of the Board fails to so designate, then at such date as shall be designated by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the Board of Directors shall be elected by a majority vote of the Stockholders and the Stockholders transact such other business as may properly be brought before the meeting.

2.3 Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, not later than two (2) days after notice of the meeting is given, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the number of shares registered in the name of each Stockholder. Such list shall be available for inspection by any Stockholder at the Corporation’s principal office, or if the Corporation’s principal office is located in the Corporation’s state of incorporation, then at the Corporation’s registered agent’s office. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, commencing not later than two (2) days after notice of the meeting is given at the Corporation’s registered office. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

2.4 Special Meetings. Unless otherwise prescribed by statute or by the Corporation’s articles of incorporation, special meetings of the Stockholders, for any purpose or purposes, may be called by the President, the Chairman of the Board (if any) or the majority of the Board of Directors. Special meeting of the Stockholders shall also be called by the President or Secretary of the Corporation at the request in writing of the holders of not less than one-tenth of all shares entitled to vote at the meeting, such request shall state the purpose of such meeting and the matters proposed to be added on at such meeting. The President or Secretary shall give written notice to each Stockholder entitled to notice of the meeting within ten (10) days of receipt of such notice. The party calling a special meeting of the Stockholders may designate the time and place of such meeting.

2.5 Notice. Not less than ten (10) nor more than sixty (60) days before each meeting of Stockholders, the Secretary shall give to each Stockholder entitled to vote at such meeting and to each Stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute or the Constitution of Alabama, the purpose of which the meeting is called, either by mail or by presenting it to such Stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail or similar carrier addressed to the Stockholder at the Stockholder’s post office address as it appears on the records of the Corporation, with postage thereon prepaid. If sent via electronic mail, such notice shall be deemed given when sent if addressed to the Stockholder at the electronic mail address of the Stockholder. Notwithstanding the provisions of this Section 2.5, the stock or bonded indebtedness of the Corporation shall not be increased at a meeting unless notice of such meeting shall have been given as may be required by Section 237 of the Constitution of Alabama as the same may be amended from time to time.

2.6 Transaction of Business at a Special Meeting. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.

2.7 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, whether present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented by proxy any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable statutes or of the articles of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.8 Voting of Shares. Unless otherwise provided in the articles of incorporation, each Stockholder shall at every meeting of the Stockholders be entitled to one vote in person or by proxy for each share of the capital stock haying voting power held by such Stockholder, but no proxy shall be voted on after three years from its date, unless the proxy expressly provides for a longer period. When a quorum is present at any meeting, and subject to the provisions of the articles of incorporation, the vote of the holders of a majority of the shares of the stock present in person and represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Alabama Business Corporation Act or of the articles of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any Stockholder shall demand that voting be by ballot.

2.9 Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by said trustee without a transfer of such shares into its name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A Stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of Director of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

2.10 Action by Stockholders Without a Meeting; Written Consent. Any action required or permitted to be taken at any annual or special meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if there is a consent in writing, setting forth the action so taken, bearing the signature and date of signature of the holders of all of the outstanding stock that would be entitled to vote on the action.

2.11 Stockholder Proposals at Annual Meetings. At an annual meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, otherwise properly brought before the meeting by or at the direction of the Chairman of the Board or otherwise properly brought before the meeting by a Stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the earlier of either the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made or the day prior to the date of the annual meeting. A Stockholder’s notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the Stockholder proposing such business, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the Stockholder, (iv) a description of all arrangements or understandings between the Stockholder and any other person or persons (including their names) in connection with the proposal of such business by the Stockholder and any material interest of the Stockholder in such business, and (v) a representation that the Stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.11, provided, however, that nothing in this Section 2.11 shall be deemed to preclude discussion by any Stockholder of any business properly brought before the annual meeting in accordance with said procedure.

The chairman of an annual meeting (whether the Chairman of the Board, the President or someone else) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.11, and if the chairman of the annual meeting should so determine, the chairman of the annual meeting shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE 3

BOARD OF DIRECTORS

3.1 General Powers. All corporate powers shall be exercised by or under authority of and the business and affairs of the Corporation shall be managed under the direction of its Board of Directors (the “Board”), except as otherwise provided by the Alabama Business Corporation Act or the Corporation’s articles of incorporation.

3.2 Number, Tenure and Qualifications. The number of members of the Board of Directors (the “Directors”), constituting the initial Board is set forth in the Articles of Incorporation, and the members of the first Board shall hold office until the first meeting of Stockholders and until their successors have been duly elected and qualified. Thereafter, the exact number of Directors constituting the Board shall be determined by resolution of the Stockholders. The Board shall be elected annually by the Stockholders at their annual meeting or a special meeting called for such purpose. Failure to elect the Directors at the annual meeting shall not cause a dissolution of the Corporation, but the Directors thereof shall continue to hold office until their successors are duly elected and qualified. In such case, a special meeting for the purpose of holding such election shall be called by the Chairman of the Board as soon as possible. Directors shall hold office at the pleasure of the Stockholders and until the next succeeding annual meeting of the Stockholders and until their successors have been duly elected and qualified. Directors need not be Stockholders of the Corporation or residents of the State of Alabama.

3.3 Vacancies. Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining Directors, although less than a quorum, and the Directors so chosen shall serve until the next election of the Directors by the Stockholders. Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of Stockholders called for that purpose.

3.4 Resignation. Any Director may resign at any time by giving written notice of such resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon the receipt thereof by the Board of Directors or one of the above-named officers and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.5. Removal. Unless otherwise provided in the articles of incorporation, Directors may be removed at a meeting of Stockholders called expressly for that purpose. Any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors, who may then forthwith at such meeting proceed to elect a successor or successors for the unexpired term.

3.6 Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Alabama. A regular annual meeting of the Board of Directors for the election of officers may be held, at the discretion of the President, without notice on the same day as the annual meeting of Stockholders, or on such other day as determined by the Board of Directors. Other regular meetings may be held upon such notice and at such time and place as shall be determined by the Board of Directors. No notice need be given of any regular meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors (if any), the President or any two of the Directors on at least two days prior written notice to each Director. Except as otherwise required by law or herein, neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. The Chairman of the Board of Directors (if any) shall preside at the meetings of the Board of Directors; otherwise; the President shall so preside.

3.7 Meeting by Telephone. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

3.8 Quorum. A majority of the members of the Board of Directors then serving shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute, the Corporation’s articles of incorporation or these bylaws. If less than a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice other than notice announced at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally scheduled. If a quorum is present when the meeting is convened, the Directors present may continue to do business, taking Action by a vote of a majority of a quorum until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum present or the refusal of any Director present to vote.

3.9 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he shall file written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

3.10 Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote of the Directors or the members of such committee.

3.11 Compensation. By resolution of the Board of Directors, each Director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both. Such compensation may be in the form of capital stock of the Corporation if approved by the Board of Directors of the Corporation. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

3.12 Director Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its members of the Board of Directors or any other corporation, firm, association or entity in which one or more of the Corporation’s Directors are Directors or officers or are financially interested shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, provided that the contract or transaction is fair and reasonable to the Corporation and either (a) the fact of such relationship or interest is disclosed to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors, or (b) the fact of such relationship or interest is disclosed to the Stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.

Common or interested Directors may not be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

3.13 Loans to Employees and Directors. The Corporation shall not lend money to or use its credit to assist its Directors without authorization in the particular case by its Stockholders, but may lend money to and use its credit to assist any employee of the Corporation or of a subsidiary, including any such employee who is a Director of the Corporation, if the Board of Directors decides that such loan or assistance may benefit the Corporation.

ARTICLE 4

COMMITTEES

4.1 Number, Tenure and Qualifications. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of two or more Directors, to serve at the pleasure of the Board of Directors.

4.2 Powers. The Board of Directors may delegate to committees appointed under Section 4.1 any of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except as prohibited by law. All provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well.

4.3 Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

4.4 Informal Action by Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

ARTICLE 5

WAIVER OF NOTICE

5.1 Director. Whenever any notice is required to be given to any Director of the Corporation under the provisions of the Constitution of Alabama, the Alabama Business Corporation Act, the Corporation’s articles of incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors or any committee designated thereby need be specified in the waiver of notice. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

5.2 Stockholders. Whenever any notice is required to be given to any Stockholder of the Corporation under the provisions of the Constitution of Alabama, the Alabama Business Corporation Act, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 6

OFFICERS

6.1 General. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President and a Secretary. The officers of the Corporation may also consist of a Chairman of the Board, one or more Vice Presidents (including senior or executive Vice Presidents), a Treasurer and such other officers and assistant officers as the Board of Directors determines necessary for the corporation to have. Any two or more offices may be held by the same person. The Board of Directors may elect other officers or agents who shall have such authority and perform such duties as may be prescribed by the Board of Directors.

6.2 Term. Officers of the Corporation shall be elected by the Board of Directors and shall hold their respective offices at the pleasure of the Board and any officer may be removed at any time, whenever in its judgment the best interests of the Corporation will be served thereby, by a vote of the majority of the Directors then serving. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Each officer shall hold office from the time of his appointment and qualification until the next annual election of officers or until his earlier resignation or removal, except that upon election thereof a shorter term maybe designated by the Board of Directors. Any officer may resign at any time upon written notice to the Corporation.

6.3 Compensation. The compensation of officers of the Corporation shall be fixed from time to time by the Board of Directors or its designee and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

6.4 Vacancy. In case any office becomes vacant by death, resignation, retirement, disqualification, removal from office, or any other cause, the Board of Directors may abolish the office (except that of President and Secretary) or elect an officer to fill such vacancy.

6.5 Duties of Officers. (a) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and the Stockholders; provided, however, the Chairman of the Board may delegate such authority as to specific Board and/or Stockholder meetings. The Chairman of the Board shall not by his title be qualified to vote at such meetings unless he otherwise is qualified to vote. He may sign, execute, and deliver in the name of the Corporation, powers of attorney, contracts, bonds and other obligations and shall perform such other duties as may be prescribed from time to time by the Board or the President. If no one is designated by the Board to serve as the Chairman of the Board or the Board determines it is not necessary to have a Chairman of the Board, the President shall perform the duties allocated herein for the Chairman of the Board.

(b) President. The President (or sometimes referred to as the Chief Executive Officer) shall be the chief executive officer and chief operating officer of the Corporation. He shall have general supervisory powers over all other officers, employees and agents of the Corporation for the proper performance of their duties and shall otherwise have the general powers and duties of supervision and management usually vested in the chief executive officer and chief operating officer of a Corporation, subject to the general direction of the Board. The President may sign, execute and deliver in the name of the Corporation, powers of attorney, contracts, bonds and other obligations of the Corporation and shall perform such other duties as may be prescribed from time-to-time by the Board of Directors. If no one has been elected to serve as Chairman of the Board, then the President shall assume the duties and obligations of the Chairman.

(c) Vice Presidents. In the absence of the president or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or any Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board.

(d) Secretary. The Secretary (or sometimes referred to as the Chief Administrative Officer) shall: (i) keep the minutes of the proceedings of the Stockholders and of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (iv) keep a register of the post-office address of each Stockholder which shall be furnished to the Secretary by such Stockholder; (v) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board; (vi) have general charge of the stock transfer books of the Corporation; and (vii) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board.

(e) Treasurer. The Treasurer (or sometimes referred to as the Chief Financial Officer) shall, under the direction of the President or such Vice President as may be responsible for financial matters, have the custody of the funds and securities of the Corporation, subject to such regulations as may be imposed by the Board. The Treasurer shall deposit, or have deposited, all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board or as may be designated by the appropriate officers pursuant to a resolution of the Board. He shall disburse, or have disbursed, the funds of the Corporation as may be ordered by the Board or properly authorized officers, taking proper vouchers therefor. If required by the Board, the Treasurer shall give the Corporation a bond in such sum and in such form and with such security as may be satisfactory to the Board, for the faithful performance of the duties of the office. He shall perform such other duties as shall be assigned to him by the Board, the President or such Vice President as may be responsible for financial matters. Any or all of the duties of the Treasurer may be delegated to one or more assistant treasurers. If no one is designated to serve as Treasurer or if the Board determines it is not necessary to have a Treasurer, the Secretary shall perform the duties allocated herein for the Treasurer.

(f) Controller. The Board of Directors may designate a Controller. The Controller shall work with the Treasurer and any Assistant Treasurer to maintain and account for the funds and securities of the Corporation and shall have such other responsibilities and duties as designated by the Board of Directors or the Chief Financial Officer.

(g) Other Officers’ Duties. Each other officer shall perform such duties and have such responsibilities as may be delegated to him by the superior officer to whom he is made responsible pursuant to these Bylaws or by designation of the President.

(h) Absence or Disability. The Board of Directors may delegate the powers and duties of any absent or disabled officer to any other officer or to any Director for the time being.

ARTICLE 7

CONTRACTS, LOANS, CHECKS AND DEPOSITS

7.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

7.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized or ratified by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

7.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences or indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

7.4 Deposit. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE 8

CERTIFICATES REPRESENTING SHARES; TRANSFER

8.1 Certificates Representing Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or any Vice President, and by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of both of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or one of its employees. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, together with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 8.5 below.

8.2 Legends on Certificates. Any written restriction on the number of shares of the Corporation must be noted conspicuously on the certificate representing such shares. In addition, if the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of every certificate a statement that the Corporation will furnish to any Stockholder, upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

8.3 Transfer of Shares; Registered Stockholders. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes and the Corporation shall not be bound to recognize any interest in such shares on the part of any other person, whether or not it shall have notice thereof.

8.4 Fixing Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

8.5 Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

8.6 Issuance of Stock. Except as otherwise restricted by law, the Board of Directors of the Corporation may authorize shares of the capital stock of the Corporation for consideration consisting of money, labor done, or property actually received. Shares of the capital stock of the Corporation may not be issued in consideration of promissory notes or other obligations for future payments or consideration.

ARTICLE 9

DIVIDENDS

9.1 Paying Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on the outstanding shares of the Corporation in the manner and upon the terms and conditions provided by law and by the articles of incorporation of the Corporation or any amendments thereto. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of law and of the articles of incorporation.

9.2 Setting Aside Funds. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE 10

GENERAL

10.1 Corporate Seal. The Board of Directors shall select a corporate seal which shall have inscribed thereon the name of the Corporation, the words “Alabama” and “Corporate Seal.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

10.2 Stockholder Inspection of Books and Records. The Board of Directors from time to time shall determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of a Stockholder and no Stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or authorized by resolution of the Board of Directors.

10.3 Articles of Incorporation. Any reference herein to the articles of incorporation shall mean the Corporation’s articles of incorporation, as they may be amended or restated from time to time.

10.4 Indemnification.

(a) The Corporation shall indemnify all persons who may be indemnified by the Corporation to the full extent required or permitted by law, including but not limited to the indemnification provided in Sections 10-2B-8.50 through 10-2B-8.58 of the Alabama Business Corporation Act, as such Alabama Business Corporation Act or such Sections 10-2B-8.50 through 10-2B-8.58 now or hereafter exist.

(b) In addition to the above, and without restricting the power or duty of the Corporation to provide indemnification, the Corporation shall:

(i) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he conducted himself in good faith and he reasonably believed (1) in the case of conduct in his official capacity with the Corporation, that his conduct was in the best interests of the Corporation, (2) in the case of conduct with respect to an employee benefit plan, that his conduct was for a purpose that was in the best interests of the participants and beneficiaries, and (3) in all other cases (except a criminal action or proceeding), that his conduct was at least not opposed to the Corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the person did not conduct himself in good faith and in a manner in which he reasonably believed (1) in the case of conduct in his official capacity with the Corporation, that his conduct was not in the best interests of the Corporation, (2) in the case of conduct with respect to an employee benefit plan, that his conduct was for a purpose that was not in the best interests of the participants and beneficiaries, and (3) in all other cases (except a criminal action or proceeding), that his conduct was opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Corporation may not, however, indemnify a person if (1) in connection with any claim, action, suit or proceeding by or in the right of the Corporation, if the person was adjudged liable to the Corporation or (2) in connection with any other claim, action, suit or proceeding charging improper personal benefit to the person, whether or not involving action in his official capacity, if the person was adjudged liable on the basis that a personal benefit was improperly received by him.

(ii) Indemnify any director, officer, employee or agent of the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with any action, suit, or proceeding referred to in paragraph (i) of this subsection or in defense of any claim, issue or matter therein, to the extent that he has been successful on the merits or otherwise in defense of any such action, suit or proceedings, or in defense of any claim, issue or matter therein. Any indemnification under paragraph (i) of this subsection, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (i) of this subsection. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such claim, action, suit or proceeding, or (2) if such a quorum is not obtainable, by majority vote of a committee duly designated by the board of directors (in which designated directors who are parties to such action may participate) consisting solely of two or more directors not at the time parties to the action, or (3) by legal counsel, selected by the board of directors or its committee in the manner prescribed in (1) or (2) or, if a quorum of the board of directors cannot be obtained under (1) and a committee cannot be designated under (2), selected by a majority vote of the full board of directors (in which selected directors who are parties to the action may participate, or (4) by the Stockholders, but Shares owned by or voted under the control of directors, officers, employees or agents who are at the time parties to the action may not be voted on the determination. (In the case of a Stockholder vote, a majority of the Shares that are entitled to vote on the transaction by virtue of not being owned by or under the control of such directors constitutes a quorum for the purpose of taking action under this provision).

(iii) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding if the court in which such action was brought or another court of competent jurisdiction determines that the person is entitled to mandatory indemnification under Section 10-2B-8.52 of the Alabama Business Corporation Act or that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the applicable standard of conduct in paragraph (i) of this subsection or was adjudged liable to the Corporation.

(c) In addition to the above provisions of this Section, and without restricting the power or duty of the Corporation to provide indemnification thereunder, unless prohibited by law, the Corporation may indemnify any director, officer, employee or agent under such circumstances and to the extent approved by the holders of a majority of the Shares of stock of the Corporation; provided, however, that the Shares of stock of the person or persons proposed to be indemnified shall not be included for the purpose of determining what constitutes a majority and such Shares shall not be voted on the issue. Indemnification may be provided under this subsection (c) notwithstanding the fact that it has been denied, expressly or by implication, under subsections (a) or (b) of this Section.

(d) Expenses .(including attorneys’ fees) incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, suit or proceeding as authorized in the manner provided in subsections (b) and (c) of this Section upon (1) if authorized pursuant to subsection (b), receipt of a written affirmation by the director, officer, employee or agent of good faith belief that he has met the appropriate standard of conduct provided in subsection (b), (2) receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if and to the extent that it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in subsections (b) and (c) of this Section, and (3) a determination that the facts then known to those making the determination would not prevent indemnification under these Bylaws.

(e) The indemnification authorized by this Section shall not be deemed exclusive of and shall be in addition to any other right to which those indemnified may be entitled under any statute, rule of law, provision of the Articles of Incorporation, these Bylaws, agreement, vote of Stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a person.

(f) The Corporation may purchase and maintain insurance or furnish similar protection (including but not limited to trust funds, self-insurance reserves, or the like) on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or under Sections 10-2B-8.50 through 10-2B-8.58 of the Alabama Business Corporation Act, as such Sections 10-2B8.50 through 10-2B-8.58 or such Act now or may hereafter exist.

(g) For purposes of these Bylaws, the phrase official capacity shall mean (i) with respect to a director, the office of director in the Corporation; and (ii) when used with respect to an individual other than a director, the office in the Corporation held by an officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. Official capacity does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.”

ARTICLE 11

AMENDMENT OF BYLAWS

Except as otherwise provided by law or the Articles of Incorporation of the Corporation, the Board of Directors shall have the power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws. Likewise, the Stockholders shall have the power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

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